SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 BGR CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  NEVADA                            98-0353403
      -------------------------------    ---------------------------------
      (State or other jurisdiction of    (I.R.S. Employer incorporation or
              organization)                    Identification No.)

                           5080 N. 40th St., Suite 103
                               Phoenix, AZ  85018
                    ----------------------------------------
                    (Address of principal executive offices)

                     BGR Corporation Stock Compensation Plan
                           ---------------------------
                            (Full title of the plan)

                                 BGR CORPORATION
                           5080 N. 40th St., Suite 103
                               Phoenix, AZ  85018
            ---------------------------------------------------------
            (Name, address, including zip code, of agent for service)

                   Telephone number for Issuer: (480) 596-4014


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

-----------------      ---------------- -------------- ------------- -----------
                                         Proposed       Proposed
                                         Maximum        Maximum
Title Of                 Amount          Offering       Aggregate      Amount Of
Securities               To Be           Price          Offering       Registrat
To Be Registered         Registered      Per Unit       Price          Fee
-------------------     ---------------- -------------- -------------  ---------
Common Stock, $0.001       5,000,000      $.038           $190,000        $24.07
par value
per share  share
-------------------     ---------------- -------------- -------------  ---------



Note: Proposed maximum offering price per share and Proposed maximum aggregate offering price estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

Item 2. Registrant Information and Stock Bonus Plan Annual Information

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

Legal Opinions and Experts

Michael L. Corrigan has rendered an opinion on the validity of the securities being registered.

The financial statements of BGR Corporation by reference in the Company's Annual Report (Form 10-KSB) for the period ended June 30, 2003 have been audited by Epstein, Weber & Conover, P. L. C., Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein by reference and in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by BGR Corporation (the "Company"), a Nevada corporation, with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003.

          2.  All  reports  filed by the Company with the Commission pursuant to
     Section  13(a)  or  15(d)  of  the  Exchange  Act  of 1934, as amended (the
     "Exchange  Act"),  since  the  end  of the fiscal year ended June 30, 2003.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10QSB filed with the Commission on May 21, 2004, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation and By-Laws.

The Company's Articles of Incorporation and By-Laws make no provisions for the indemnification of officers or directors of the corporation.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

No restricted securities are being re-offered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS

     The exhibits attached to this Registration Statement are listed in the
Exhibit Index.

ITEM  9.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 15, 2004.

                                           BGR Corporation

                                           /s/ Bradford Miller
                                           -----------------------------------
                                           Bradford Miller
                                          President & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE                      TITLE                                     DATE


/s/ Bradford Miller            President & CEO                September 15, 2004
-------------------
Bradford Miller

ITEM 8. EXHIBITS

     Exhibit Number     Description
     ---------------    -----------

     4.1                Consulting Agreement, Jeffrey Flannery

     5.1                Opinion of Counsel, Michael L. Corrigan

     23.1               Consent of Certified Public Accountants

     23.2               Consent of Michael L. Corrigan (Included in Exhibit 5.1)